                                                                   Exhibit 10.28


                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), executed as of June __, 2000, is made and entered into between BANK ONE, TEXAS NA, a national banking association, and White Electronic Designs Corporation, an Indiana Corporation.

                                    RECITALS

         A. Lender and Borrower entered into that certain Loan and Security Agreement, dated January 7, 2000 (the "Loan Agreement").

         B. Lender and Borrower desire to amend the Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Loan Agreement, as amended hereby.

                                   ARTICLE II
                        Amendments to the Loan Agreement

         Section 2.01. Amendment to Definition of Contract Rate. From and after the date hereof, the Section 3.01 of the Loan Agreement is deleted in its entirety and replaced with a new Section 3.01 which shall read as follows:

                  "Section 3.1      Interest.

                  (a) Revolving Loan. Borrower shall pay interest on the unpaid principal amount of the Revolving Loan at the rate(s) per annum set forth in the Revolving Note in accordance with the terms of the Revolving Note.


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                  (b) Term Loan. Borrower shall pay interest on the unpaid
         principal amount of the Term Loan at a rate per annum equal to the LESSER OF (A) the Maximum Rate, or (B) Contract Rate, payable monthly in arrears in accordance with the terms of the Term Note.

                  (c) Default Rate. From and after the occurrence of an Event of Default, the unpaid principal amount of the Obligations shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by Lender) at a rate per annum equal to the LESSER OF (A) the Maximum Rate, OR (B) the Default Rate, payable on demand.

                  (d) Computation of Interest. The interest rates provided for in SECTIONS 3.1(A) AND (B) shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, any calculation of the Maximum Rate shall be computed on the basis of the actual days elapsed in a year of 365 or 366 days, as appropriate, unless the Texas Credit Title permits any applicable interest rate ceiling to be calculated on the basis of a 360-day year."

                                  ARTICLE III
                              Conditions Precedent

         Section 3.01. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

                  (a) The representations and warranties contained herein and in all other Loan Documents shall be true and correct as of the date hereof as if made on the date hereof.

                  (b) No Default or Event of Default shall have occurred and be continuing.

                  (c) Borrower and Electronic Designs, Inc. shall have executed and delivered to Lender this Amendment.

                  (d) Borrowers shall have executed and delivered to Lender a Promissory Note that modifies, renews and extends the Revolving Note executed on January 7, 2000.

                  (e) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel in their sole discretion.


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                                   ARTICLE IV
                 Ratifications, Representations, and Warranties

         Section 4.01. Ratification by Borrowers. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and continue in full force and effect. The Loan Agreement as amended by this Amendment shall continue to be legal, valid, binding and enforceable in accordance with its terms.

         Section 4.02. Renewal and Extension of Security Interests and Liens. Borrower hereby renews and affirms the liens and security interests created and granted in Loan Documents. Borrower agrees that this Amendment shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interest securing same, which are acknowledged by Borrower to be valid and subsisting.

         Section 4.03. Representations and Warranties. Borrower represents and warrants to Lender as follows: (i) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles or bylaws of Borrower or any agreement to which Borrower is a party; (ii) the representations and warranties contained in the Loan Agreement as amended hereby and in each of the other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof; (iii) no Event of Default under the Loan Agreement has occurred and is continuing; and (iv) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.

                                    ARTICLE V
                                  Miscellaneous

         Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Document, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon.


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         Section 5.02. Reference to Loan Agreement. Each of the Loan Documents
and the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

         Section 5.03. Expenses of Lender. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender directly in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

         Section 5.04. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         SECTION 5.05. APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 5.06. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, except that none of the parties hereto other than Lender may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

         Section 5.07. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 5.08. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by either Borrower, shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.


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         Section 5.09. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.10. Conflicting Provisions. If any provision of the Loan Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

         SECTION 5.12. ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first written above.

                                   LENDER:

                                   Bank One, Texas NA


                                   By:______________________________________
                                         Larry H. Powell, Vice President

                                   BORROWER:

                                   White Electronic Designs Corporation


                                   By:_____________________________
                                         Hamid R. Shokrgozar, President and CEO

                            Confirmation by Guarantor

         The undersigned hereby (i) consents, acknowledges, and agrees to the execution, delivery, and performance by Borrower of this Amendment, (ii) acknowledges and agrees that this Amendment does not affect, diminish, waive, or release his obligations under the Unlimited Guaranty executed by it and dated January 7, 2000, (iii) ratifies and confirms its obligations pursuant to such Unlimited Guaranty, and (iv) covenants, acknowledges, and agrees that it


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guaranties the repayment of the Guaranteed Indebtedness, as provided in such
Unlimited Guaranty.


                                    Electronic Designs, Inc.


                                    By:_____________________________
                                          Hamid R. Shokrgozar, President and CEO


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                                                                   Exhibit 10.28

                                 PROMISSORY NOTE


$12,000,000.00                                                     June __, 2000

         FOR VALUE RECEIVED, on or before January 7, 2003 ("Maturity Date") the undersigned, White Electronic Designs Corporation, an Indiana corporation ("Borrower"), does hereby unconditionally promise to pay to the order of Bank One, Texas, N.A. ("Bank"), at its offices in Dallas County, Texas at 1717 Main Street, Dallas, Texas 75201, the principal amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Promissory Note ("Note") is less than the Total Principal Amount, in lawful money of the United States of America, together with interest on the Total Principal Amount until paid at the rates per annum provided below.

         1. Definitions. For purposes of this Note, unless the context otherwise requires, the following terms shall have the definitions assigned to such terms as follows:

         "Adjusted LIBOR Rate" shall mean with respect to each Interest Period, on any day thereof an amount equal to the sum of (i) two and one quarter percent (2.25%), plus, (ii) the quotient (rounded upward to the nearest 1/100 of one percent) of (a) the LIBOR Rate with respect to such Interest Period, divided by
(b) the remainder of 1.0 less the Reserve Requirement in effect on such day. Each determination by Bank of the Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding.

         "Adjusted Prime Rate" shall mean a rate equal to the Prime Rate.

         "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which Bank is authorized to be closed.

         "Consequential Loss" shall mean, with respect to Borrower's payment of all or any portion of the then-outstanding principal amount of any LIBOR Balance on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by Bank in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by Bank on redepositing such principal amount.

         "Contract Rate" shall mean a rate of interest based upon the Adjusted LIBOR Rate or


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Adjusted Prime Rate in effect at any time pursuant to an Interest Notice.

         "Default" shall mean the occurrence of an "Event of Default" as defined in the Loan Agreement.

         "Dollars" shall mean lawful currency of the United States of America.

         "EBITDA" shall have the definition assigned to such term in the Loan Agreement.

         "Excess Interest Amount" shall mean, on any date, the amount by which
(i) the amount of all interest which would have accrued prior to such date on the principal of this Note, had the applicable Contract Rate at all times been in effect without limitation by the Maximum Rate, exceeds (ii) the aggregate amount of interest accrued on this Note on or prior to such date.

         "Interest Notice" shall mean the notice given by Borrower to Bank of the Interest Options selected hereunder. Each Interest Notice shall specify the Interest Option selected, the amount of the unpaid principal balance of this Note to bear interest at the rate selected and, if the Adjusted LIBOR Rate is specified, the length of the applicable Interest Period. An Interest Notice may be written or oral (if promptly confirmed thereafter in writing) and Bank is hereby authorized and directed to honor all telephonic Interest Notices from any officer of Borrower authorized to request advances under the Loan Agreement.

         "Interest Option" shall have the meaning assigned to such term in paragraph 7 hereof.

         "Interest Payment Date" shall mean (i) in the case of the Prime Rate Balance, the first day of each calendar month commencing on July 1, 2000, and continuing on the first day of each successive calendar month thereafter, and the Maturity Date, and (ii) in the case of any LIBOR Balance, the first day of each month during the corresponding Interest Period with respect to such LIBOR Balance, the last day of such Interest Period and the Maturity Date.

         "Interest Period" shall mean, with respect to any LIBOR Balance, a period commencing: (i) on any date which, pursuant to an Interest Notice, the principal amount of such LIBOR Balance begins to accrue interest at the Adjusted LIBOR Rate, or (ii) the Business Day following the last day of the immediately preceding Interest Period in the case of a rollover to a successive Interest Period and ending one or three months thereafter as Borrower shall elect in accordance with the provisions hereof; provided, that: (A) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, and (B) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

         "LIBOR Balance" shall mean any principal balance of this Note which, pursuant to an Interest Notice, bears interest at a rate based upon the Adjusted LIBOR Rate for the Interest


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Period specified in such Interest Notice.

         "LIBOR Business Day" shall mean a Business Day on which dealings in Dollars are carried out in the London interbank eurodollar market.

         "LIBOR Rate" shall mean, with respect to any LIBOR Balance for the Interest Period applicable thereto, the offered rate for the period equal to or next greater than such Interest Period for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 a.m. City of London, England time two (2) LIBOR Business Days prior to the first day of the Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on Reuters for the purpose of displaying such rate. In the event that such rate is not available on Reuters, then such offered rate shall be otherwise independently determined by Lender for any alternate, substantially similar independent source available to Lender or shall be calculated by Lender by a substantially similar methodology as that theretofore used to determine such offered rate.

         "Loan Agreement" shall mean that certain Amended and Restated Loan and Security Agreement dated January 7, 2000, executed by and between Bank and Borrower, as amended from time to time.

         "Loan Documents" shall have the meaning assigned to such term in the Loan Agreement.

         "Maximum Rate" shall mean the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the Loans under the laws which are presently in effect of the United States and the State of Texas applicable to Bank and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States or the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Unless federal law provides for a higher rate of interest, Bank and Borrower agree that the "weekly ceiling" specified in Chapter 303 of the Texas Finance Code, as amended (the "Act"), is the applicable ceiling. The choice of such ceiling is, however, subject to the limitations thereon referred to and defined in the Act, and further subject to any right the Bank may have subsequently, under applicable law, to change the method of determining the Maximum Rate. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law, instead of the laws of the State of Texas, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Act or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

         "Prime Rate" shall mean the rate per annum equal to the prime rate of interest announced from time to time by Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.


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         "Prime Rate Balance" shall mean that portion of the principal balance of this Note bearing interest at a rate based upon the Adjusted Prime Rate.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Reserve Requirement" shall, on any day, mean that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) for determining the reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation. For purposes of this definition, any LIBOR Balances hereunder shall be deemed "Eurocurrency liabilities" under Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. Bank's determination of the Reserve Requirement shall be conclusive absent manifest error.

         2. Payments of Interest and Principal. Accrued and unpaid interest on the unpaid principal balance of this Note shall be due and payable on each Interest Payment Date. The principal of this Note shall be due and payable on the Maturity Date or such earlier date as may be provided in the Loan Agreement.

         3. Revolving Nature of Indebtedness. Borrower may request advances and borrow, repay and reborrow amounts evidenced by this Note in accordance with the terms of the Loan Agreement. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. All payments of the indebtedness evidenced by this Note and by any of the other Loan Documents shall be applied first to any accrued but unpaid interest then due and payable hereunder or thereunder and then to the principal amount outstanding hereunder or thereunder. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment.

         4. Rates of Interest. The unpaid principal of the Prime Rate Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Adjusted Prime Rate in effect from day to day, or (ii) the Maximum Rate. The unpaid principal of each LIBOR Balance shall bear interest at a rate per annum which shall from day to day be equal to


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the lesser of (i) the Adjusted LIBOR Rate for the Interest Period in effect with respect to such LIBOR Balance, or (ii) the Maximum Rate. Each change in the interest rate applicable to a Prime Rate Balance shall become effective without prior notice to Borrower automatically as of the day any change in the Prime
Rate is announced by Lender. Interest on this Note shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days; provided, however, any calculation of the Maximum Rate shall be computed on the basis of the actual days elapsed in a year of 365 or 366 days, as appropriate, unless the Act permits any applicable interest rate ceiling to be calculated on the basis of a 360-day year.

         5. Interest Recapture. If on each Interest Payment Date or any other date on which interest payments are required hereunder, Bank does not receive interest on this Note computed at the Contract Rate because such Contract Rate exceeds or has exceeded the Maximum Rate, then Borrower shall, upon the written demand of Bank, pay to Bank in addition to the interest otherwise required to be paid hereunder, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of such later Interest Payment Date); provided that in no event shall Borrower be required to pay, for any Interest Period, interest at a rate exceeding the Maximum Rate effective during such period.

         6. Interest on Past Due Amounts. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuation of a Default and at maturity, whether by acceleration or otherwise, all principal of this Note shall, at the option of Bank and after notice to Borrower, bear interest at the "Default Rate" set forth in the Loan Agreement.

         7. Interest Option. Subject to the provisions hereof, Borrower shall have the option (an "Interest Option") of having designated portions of the unpaid principal balance of this Note bear interest at a rate based upon the Adjusted LIBOR Rate or Adjusted Prime Rate as provided in paragraph 4 hereof; provided, however, that the selection of the Adjusted LIBOR Rate for a particular Interest Period shall not be for less than $500,000.00 of unpaid principal and must be in increments of $100,000.00 for any LIBOR Balance above $500,000.00. Each Interest Option shall be exercised in the manner provided below:

         (i) At Time of Borrowing. At the time of the advance of the principal hereof to Borrower, the principal hereof shall bear interest at a rate based upon the Adjusted Prime Rate and constitute a Prime Rate Balance until such time as Borrower gives Bank an Interest Notice in accordance with the terms hereof.

         (ii) At Expiration of Interest Periods. At least two (2) LIBOR Business Days prior to the termination of any Interest Period, Borrower shall give Bank an Interest Notice indicating the Interest Option to be applicable to the corresponding LIBOR Balance upon the expiration of such Interest Period. If the required Interest Notice shall not have been timely received by Bank prior to the expiration of the then-relevant Interest Period, Borrower shall be deemed to have selected a rate based upon the Adjusted Prime Rate to


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         be applicable to such LIBOR Balance upon the expiration of such
         Interest Period and to have given Bank notice of such selection.

         (iii) Conversion From Adjusted Prime Rate. During any period in which any portion of the principal hereof bears interest at a rate based upon the Adjusted Prime Rate, Borrower shall have the right, on any LIBOR Business Day (the "Conversion Date"), to convert all or a portion of such principal amount from the Prime Rate Balance to a LIBOR Balance by giving Bank an Interest Notice of such selection at least two (2) LIBOR Business Days prior to such Conversion Date.

         (iv) Limitation on Tranches. Borrower may not have more than six (6) LIBOR Balances at any one time.

An Interest Notice may be written or oral and Bank is hereby authorized and directed to honor all telephonic Interest Notices hereunder. Borrower agrees to indemnify and hold Bank harmless from any loss or liability incurred by Bank in connection with honoring any telephonic or other oral Interest Notices. All written Interest Notices are effective only upon receipt by Bank. Each Interest Notice shall be irrevocable and binding upon Borrower.

         8.       Special Provisions For LIBOR Pricing.

         a. Inadequacy of LIBOR Loan Pricing. If Bank determines that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to United States financial institutions in the interbank eurodollar market for such Interest Period, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Bank of making or maintaining a LIBOR Balance for the applicable Interest Period, Bank shall forthwith give notice thereof to Borrower, whereupon until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, (i) the right of Borrower to select an Interest Option based upon the LIBOR Rate shall be suspended, and (ii) Borrower shall be deemed to have converted each LIBOR Balance to the Prime Rate Balance in accordance with the provisions hereof on the last day of the then-current Interest Period applicable to such LIBOR Balance.

         b. Illegality. If the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Bank to make or maintain a LIBOR Balance, Bank shall so notify Borrower. Upon receipt of such notice, Borrower shall be deemed to have converted any LIBOR Balance to the Prime Rate Balance, on either (i) the last day of the then-current Interest Period applicable to such LIBOR Balance if Bank may lawfully continue to maintain and fund such LIBOR Balance


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

to such day, or (ii) immediately, if Bank may not lawfully continue to maintain such LIBOR Balance to such day.

         9. Loan Agreement. This Note is subject to the terms and provisions of the Loan Agreement, which is incorporated herein by reference for all purposes. Among other things, the Loan Agreement limits the maximum principal amount outstanding under this Note. The holder of this Note is entitled to the benefits provided in the Loan Agreement.

         10. Prepayments; Consequential Loss. Any prepayment made hereunder shall be made together with all interest accrued but unpaid on this Note through the date of such prepayment. Contemporaneously with each prepayment of principal, Borrower shall give Bank written or oral notice indicating whether such prepayment is to be applied to the Prime Rate Balance or a particular LIBOR Balance. If such notice is not timely received by Bank, Borrower shall be deemed to have selected to prepay the Prime Rate Balance and, if any sums remain after satisfying all of the Prime Rate Balance, the remaining sums shall be applied to the next maturing LIBOR Balances. Borrower agrees to indemnify and hold Bank harmless from any loss or liability incurred by Bank in connection with honoring telephonic or other oral notices indicating how a prepayment is to be applied. If Borrower makes any payment of principal with respect to any LIBOR Balance on any day prior to the last day of the Interest Period applicable to such LIBOR Balance, Borrower shall reimburse Bank on demand the Consequential Loss incurred by Bank as a result of the timing of such payment. A certificate of Bank setting forth the basis for the determination of a Consequential Loss shall be delivered to Borrower and shall, in the absence of manifest error, be conclusive and binding as to such determination and amount.

         11. Additional Costs. Borrower agrees to pay to Bank all Additional Costs (hereinafter defined) within ten (10) days of receipt by Borrower from Bank of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrower absent manifest error. Failure on the part of Bank to demand compensation for any Additional Costs in any Interest Period shall not constitute a waiver of Bank's right to demand compensation for any Additional Costs incurred during any such Interest Period or in any other subsequent or prior Interest Period. The term "Additional Costs" shall mean such additional amount or amounts as Bank shall reasonably determine will compensate Bank for actual costs incurred by Bank in maintaining LIBOR Rates on the LIBOR Balances or any portion thereof as a result of any change, after the date of this Note, in applicable law, rule or regulation or in the interpretation or administration thereof by, or the compliance by Bank with any request or directive from, any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to Bank of the LIBOR Balances or interest on the LIBOR Balances or any portion thereof at an Adjusted LIBOR Rate or any other fees or amounts payable under this Note or the Loan Agreement (other than taxes imposed on all or any portion of the overall net income of Bank by any federal, state, local or municipal governmental unit), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of,


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deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Bank, or imposing on Bank, as the case may be, or on the London interbank market any other condition affecting this Note, the Loan Agreement or the LIBOR Balances so as to increase the cost of Bank making or maintaining LIBOR Balances or any portion thereof or to reduce the amount of any sum received or receivable by Bank under this Note or the Loan Agreement (whether of principal, interest or otherwise), by an amount deemed by Bank in good faith to be material, but without duplication for the Reserve Requirement.

         12. Legal Fees. If this Note is placed in the hands of any attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection including, but not limited to, court costs and reasonable attorneys' fees.

         13. Waivers. Borrower and each surety, endorser, guarantor and any other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest, intention to accelerate, acceleration and non-payment, or other notice of default, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes; provided, however, except as provided in paragraph 15 hereof, this Note may not be amended or modified except by a written instrument signed by Borrower and the holder hereof.

         No waiver by Bank of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Bank; no delay or omission in the exercise or enforcement by Bank of any rights or remedies shall ever be construed as a waiver of any right or remedy of Bank; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Bank.

         14. Remedies. Upon the occurrence of any Default, the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued but unpaid interest on this Note to be immediately due and payable, (ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies and recourse available to the holder hereof, including but not limited to, any such rights, remedies or recourse under the Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing.

         15. Usury. This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note.

         17. Choice of Law. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

         18. Modification of Existing Note. This Note is given in modification, renewal and extension, but not extinguishment, of all amounts left owing and unpaid on that certain Promissory Note (the "Prior Note") dated January 7, 2000 in the stated principal amount of $12,000,000.00 executed and delivered by Borrower and made payable to the order of Bank.


                                     White Electronic Designs Corporation



                                     By: _____________________________
                                         Hamid R. Shokrgozar, President and CEO

                                                                   Exhibit 10.28


         NOTICE OF FINAL AGREEMENT

To:      White Electronic Designs Corporation
         3601 East University Drive
         Phoenix, AZ 85034
         (collectively, whether one or more, "BORROWER")

As of the effective date of this Notice, Borrower and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("BANK") have consummated a transaction pursuant to which Bank has agreed to make a loan or loans to Borrower, to renew and extend an existing loan or loans to Borrower and/or to otherwise extend credit or make financial accommodations to or for the benefit of Borrower, in an aggregate amount up to $14,303,983.96 (collectively, whether one or more, the "LOAN").

In connection with the Loan, Borrower and Bank and the undersigned guarantors and other obligors, if any (collectively, whether one or more, "OTHER OBLIGORS") have executed and delivered and may hereafter execute and deliver certain agreements, instruments and documents (collectively hereinafter referred to as the "WRITTEN LOAN AGREEMENT").

It is the intention of Borrower, Bank and Other Obligors that this Notice be incorporated by reference into each of the written agreements, instruments and documents comprising the Written Loan Agreement. Borrower, Bank and Other Obligors each warrants and represents that the entire agreement made and existing by or among Borrower, Bank and Other Obligors with respect to the Loan is and shall be contained within the Written Loan Agreement, as amended and supplemented hereby, and that no agreements or promises exist or shall exist by or among, Borrower, Bank and Other Obligors that are not reflected in the Written Loan Agreement.

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Effective Date: June __, 2000.


                                          BANK ONE, TEXAS, NATIONAL
                                          ASSOCIATION

                                          By:__________________________
                                              Larry H. Powell, Vice President

ACKNOWLEDGED AND AGREED:

BORROWER:

White Electronic Designs Corporation


By: ____________________________
    Hamid R. Shokrgozar, President


OTHER OBLIGORS:

Electronic Designs, Inc.


By: ___________________________
    Hamid R. Shokrgozar, President


NOTICE OF FINAL AGREEMENT - PAGE 2